EXHIBIT 99.B
Joint Filing Agreement
Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D is, and any future amendments thereto may be, filed on behalf of each of us.
Dated: August 10, 2007

TDK Corporation a corporation organized under the laws of Japan

By:	/s/ Shiro Nomi

Name:	Shiro Nomi
Title :	Senior Vice President

TDK U.S.A. Corporation a corporation organized under the laws of New York

By:	/s/ Francis J. Sweeney

Name:	Francis J. Sweeney
Title:	President and Chief Executive Officer

TDK Electronics Corporation a corporation organized under the laws of New York

By:	/s/ James R. Browning

Name:	James R. Browning
Title:	President and Chief Executive Officer

TDK Europe S.A. a corporation organized under the laws of Luxembourg

By:	/s/ Keisuke Igarashi

Name:	Keisuke Igarashi
Title:	Executive Vice President

TDK Recording Media Europe S.A. a corporation organized under the laws of Luxembourg

By:	/s/ Keisuke Igarashi

Name:	Keisuke Igarashi
Title:	Executive Director

TDK Hong Kong Co., Ltd. a corporation organized under the laws of Hong Kong

By:	/s/ Takao Akine

Name:	Takao Akine
Title:	Executive Vice President

TDK Singapore (Pte) Ltd a corporation organized under the laws of Singapore

By:	/s/ Osamu Katsuta

Name:	Osamu Katsuta
Title:	Chief Executive Officer